EXHIBIT 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Integrated Healthcare Holdings, Inc. (the "Company") on Form 10-K for the period from April 1, 2010 to March 31, 2011, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated. This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Dated: June 23, 2011

/s/ Steven R. Blake
Steven R. Blake
Chief Financial Officer